EXHIBIT 10.38

LEASE AGREEMENT

THIS LEASE AGREEMENT made and entered into this 15 day of October, 2005, by and between Sten Corporation, a Minnesota corporation (hereinafter referred to as the “Lessor”), and OLD Holdings, LLC, a Minnesota limited liability company (hereinafter referred to as the “Lessee”).

WITNESSETH:

1.     Leased Premises.  The Lessor in consideration of the rents and covenants herein contained, to be paid, kept and performed by the Lessee, does hereby lease and let unto the Lessee and the Lessee does hereby hire and take from the Lessor the following to-wit:

29,202 square feet of space in a 29,202 Square Foot office and warehouse building located at 13828 Lincoln St. N.E., Ham Lake, MN 55304:  said space hereinafter called the “Premises,” having a warehouse space of approximately 20,301 square feet, a warehouse mezzanine storage space of approximately 1,519 square feet and an office space of approximately 7,382 square feet; such space being measured from the outside walls; all according to the site plan attached hereto marked Exhibit A and made a part hereof.

Said Premises being commonly known as 13828 Lincoln St. N.E., Ham Lake, MN 55304.

2.     Term.  This Lease shall commence on the date hereof and end the 16th day of December, 2005 (the “Termination Date”).  The rent for any partial month shall be prorated and adjusted accordingly.  Lessee may extend the Termination Date for three (3) additional months (the “Extension Period”) by providing written notice to Lessor prior to the expiration of the stated Termination Date.

3.     Holding Over.  In the event Lessee remains in possession of the Premises after the Termination Date without (1) execution of a new lease, or (2) Lessor’s written consent, Lessee shall be deemed to be occupying the Premises as a tenant from month to month.  During this holding over period, the Lessee shall be subject to all of the conditions, provisions and obligations of this Lease, except that the rent payable during the holding over period shall be calculated at $13,333.33 per month (“Minimum Rent”) and the Additional Rent as set forth herein for the period during which the Lessee holds over.

4.     Use of Premises.  It is agreed that the Premises shall be used by the Lessee for manufacturing, distribution and related uses, as approved by Lessor and subject to all local, State, and Federal regulations regarding the use of the Premises.  The Lessee will not use or permit any part of the Premises to be used for any dangerous, noxious, or offensive purpose, or cause or maintain any nuisance on the Premises.  The Lessee agrees to confine its business activities to the Premises described in Paragraph 1 of this Lease and in that connection further agrees to use the Premises in such manner so as not to disturb other tenants of the building of which the Premises are a part by excessive noise, emission of odors or fumes, or other disruptive or disagreeable activities.  For a violation of this paragraph Lessor may terminate this Lease with a thirty (30) day notice given pursuant to the terms as further defined in Section 17.

5.     Minimum Rent.  The Minimum Rent to be paid by the Lessee of this lease agreement shall be due and payable in advance, on or before the first day of each month, without demand or offset, over the term of the Lease as follows:

(a)                                  From the date hereof until the Termination Date the Minimum Rent shall be zero.

(b)                                 After the Termination Date (whether during the Extension Period or the holdover period), the Minimum Rent shall equal monthly installments of Thirteen Thousand Three Hundred Thirty-three and 33/100 Dollars ($13,333.33).

6.     Additional Rent for Property Tax and Insurance.  Lessee shall pay for all real estate taxes and special assessments allocable to the term of this Lease.  It is mutually understood and agreed that the total floor area of 29,202 square feet in the Premises is 100% of the total floor area (of 29,202 square feet) in the building of which the Premises is a part, and that in addition to the Minimum Rent, the Lessee agrees to pay $1.25 per square foot in 2005 (based on a total annual tax of $36,450.37), this equals $3,037.53 per month for estimated tax expense for 2005.  Such additional rent as estimated by Lessor shall be payable by the Lessee to the Lessor in equal monthly installments at the same time as the monthly Minimum Rent and, at the sole discretion of Lessor, may be adjusted monthly in order to compensate for unusual expense variations.  A credit or debit adjustment shall be made within sixty (60) days following the end of each calendar year to reflect the actual tax and expenses.  The obligation of Lessee to pay the additional rent provided for in this section shall survive the termination of this Lease.

All other building maintenance shall be the responsibility of the Lessee.  This shall include, but is not limited to, the following:  water and sewer charges, lawn care, snow removal, parking lot repairs, common area lighting, policing of grounds for trash removal, roof repairs, management fees and such other costs of wages, materials and services necessary for the operation and maintenance of the property of which the Premises are a part, all accrued and based upon a calendar year operation.

7.     Late Charges.  Lessee acknowledges that late payments by Lessee to Lessor of rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix.  Such costs include, without limitation, processing and accounting charges, mortgage interest penalties, utility late charges, etc.  Therefore, if any installment of rent due from Lessee is not received by Lessor when due, Lessee shall pay to Lessor an additional sum of $250.00.  The parties agree that this late charge shall not constitute a waiver of Lessee’s default with respect to the overdue amount, nor prevent Lessor from exercising any of the other rights and remedies available to Lessor.  Late charges shall be applied after the fifth of the month.

8.     Utilities.  The Lessee shall obtain and pay for all utilities, including gas, electricity and city water and any other service used by the Lessee in the Premises during the term of this Lease.  In the event that any utility charge is not separately metered to the Lessee, then the Lessee shall pay a pro rata share of such utility charge.  The Lessee’s pro rata share shall be calculated by dividing the Lessee’s leased square footage by the total leaseable square footage of the building.

9.     Maintenance by Lessee.  The Lessee shall be wholly responsible for the maintenance, repair and replacement of the Premises, and will keep it in as good condition as when originally occupied by Lessee, reasonable wear and tear and damage by fire and the elements excepted; and will keep it in an orderly, clean and sanitary condition as required by laws and ordinances applicable thereto; will neither do nor permit to be done therein anything which is in violation of the terms of insurance policies on said building or the laws or ordinances applicable thereto; will neither commit nor suffer waste in said Premises and will pay for all glass, broken by its fault or another’s, negligence or the fault or negligence of its employees, invitees, customers or agents.

It is agreed that the obligations of the Lessee hereunder shall extend to all parts or portions of the Premises including glass, entrance and overhead garage doors and related hardware, and including all portions of the heating, air conditioning, plumbing, sprinklers, electrical and mechanical fixtures, equipment, connections and appurtenances.

Lessee shall at all times keep the Premises in a neat and clean condition and free from garbage, ashes, waste and accumulation of rubbish or filth, and all garbage, waste, and rubbish shall be removed promptly by Lessee at its own expense.  Lessee shall keep the sidewalks directly adjoining the Premises swept and free from ice and snow and other obstructions.

In the event the Lessee fails to perform any act required of Lessee under this Lease after receiving written notice from Lessor, the Lessor may, in addition to any other remedy provided herein, perform or satisfy the obligation of Lessee which is in default and the reasonable cost thereof shall become an amount immediately due from Lessee to the Lessor with interest thereon at ten percent (10%) per annum until paid.

10.   No Maintenance by Lessor.  The Lessor shall not be responsible for any maintenance, repair and replacement of any parts or portions of the Premises.

11.   Parking.  Parking areas shall be available to the Lessee, its employees and business invitees as well as to other tenants of the building, their employees and invitees.  The Lessee will neither use nor permit the use by its employees of the outside parking areas for the overnight storage of automobiles or other vehicles.  Any inoperable, immobile or abandoned vehicles will be towed away, without notice, by Lessor at the vehicle owner’s expense.

12.   Liability Insurance.  The Lessee will maintain in full force and effect during the term hereof a policy of public liability insurance under which Lessor and Lessee are named as insureds; that the minimum limits of liability of such insurance shall be $1,000,000.00 for injury or death to more than one person and $2,000,000.00 for property damage.  Lessee agrees to deliver a duplicate copy of said policy to Lessor.  Such policy shall contain a provision requiring thirty (30) days written notice to the Lessor and Lessor’s mortgagee before cancellation of the policy can be effective.  Lessee shall also carry, at its own expense, plate glass insurance for doors and windows.

13.   Hazard Insurance.  The Lessee shall pay the pro rata premium for any property insurance policy Lessor may obtain for the Premises during the Term of the Lease. The Lessee shall obtain, at its own expense, property insurance for its own property, and in no event shall Lessor be liable for any damage to such property by reason of fire or other casualty or the elements, leakage of water or steam.  If Lessee’s business shall manufacture, handle, transport, store, dispose or use in any way, any substance or material classified as hazardous by the Comprehensive Environmental Response Compensation and Liability Act of 1980 (C.E.R.C.L.A.), the Minnesota Environmental Response and Liability Act of 1983 (M.E.R.L.A.), the Clean Air Act, the Solid Waste Disposal Act or the Federal Water Pollution Control Act, or any other statutory or regulatory provision, then Lessee shall carry adequate insurance to cover any and all expenses associated with the clean up of any spill, leak, pumping, pouring, emitting, discharging, injecting, escaping, leaching, dumping or disposing of any of these materials.  Lessee further agrees to indemnify, defend and hold harmless Lessor from any suit or claim as a direct result of Lessee’s actions.

14.   Damage.  That in case said Premises shall become untenantable or unfit for occupancy in whole or in part by the total or partial destruction of said building by fire or other casualty, and said Lessor shall fail or refuse within thirty (30) days thereafter to agree in writing to restore the same within ninety (90) days, this Lease may be terminated by either Lessor or Lessee by notice in writing, and in case said Lessor shall agree in writing to restore the same within said time, the rent to be paid hereunder pending such restoration shall be abated in proportion to the loss and impairment of the use of said Premises, to be determined by agreement between the parties hereto.

15.   Claims Against Lessor.  The Lessee will make no claim against the Lessor for any loss of or damage to property caused by theft, burglary, water, gas, electricity or other means; provided that the Lessor has taken all reasonable precautions against such loss or damage.

16.   Alterations and Liens.  The Lessee shall not make any alterations in or additions to the Premises without first procuring the Lessor’s written consent and delivering to Lessor plans, specifications, names and addresses of contractors, copies of proposed contracts and the necessary permits, in all form and substance satisfactory to Lessor, and furnishing indemnification against liens, costs, damages and expenses as may be required by Lessor.  All additions, improvements, excepting trade fixtures, which may be made or installed by Lessee upon the Premises shall remain the property of Lessor at the termination of the Lease.

17.   Default.  In the event the Lessee should default in the payment of the rent when due hereunder or default in the keeping or performing of any other term or condition of this Lease the Lessor is hereby authorized to re-enter said Premises, to eject the Lessee, and take full possession of said Premises, to terminate this Lease at its option, and to lease and let said Premises as to it shall seem best, to remove from said Premises all personal property of the Lessee, and to store the same to the account and at the expenses and risk of the Lessee, and to sell said property or any part thereof, and out of the proceeds to pay all expenses of so removing, storing and selling the same, and all sums which shall then be in arrears or past due for rent; and that no such act or acts of the Lessor shall be construed as cancellation of this Lease or waiver of the right of the Lessor to collect rent hereunder for the remainder of said term, except said exercise of its option to terminate the same; and that in case the Lessor shall determine that any action or proceeding at law or otherwise is necessary to enforce the terms and conditions hereof, the Lessee agrees that reasonable attorney’s fees and the necessary costs and disbursements thereof may be allowed and taxed against it.

The Lessee agrees not to remove any of its fixtures, equipment and inventory (other than in the ordinary course of business) from the Premises without the consent in writing of the Lessor while any installments of rent are past due, and during any other default in the conditions of this Lease.

18.   Condemnation.  If the whole or any part of the Premises shall be taken by any public authority under the power of eminent domain, the Lessee shall have no claim to nor shall it be entitled to any portion of any award, for damages or otherwise for the taking of the real estate.  In the event only a portion of the Premises is taken, the Lease shall cease as to the part taken, and the rent herein reserved shall be adjusted for the remainder of the Premises so that the Lessee shall be required to pay for the balance of the term that portion of the rent herein reserved which the value of the part of the Premises remaining after condemnation bears to the value of the Premises immediately prior to the date of condemnation.  The rent shall be apportioned as aforesaid by agreement between the parties or by arbitration or legal proceedings, but pending such determination the Lessee shall pay at the time and in the manner above provided, the rent herein reserved, and all other charges herein required to be paid by the Lessee, without deduction, and upon such determination, the Lessee shall be entitled to credit for any excess rent paid.  If, however, by reason of the condemnation there is not sufficient space left in the Premises for the Lessee to conduct business or the taking of parking and common area is so substantial as to render the Premises unsuitable and unfit for which they were rented, then and in such events the Lease shall terminate.  Nothing herein shall be construed to prevent Lessee from claiming and recovering from the condemning authority such compensation as may be separately awarded or recoverable by Lessee in Lessee’s own right.

19.   Subordination.  It is expressly understood and agreed that this Lease is subordinated to any existing mortgages covering said Premises, and extension or renewal thereof, and to any new mortgages which may be placed thereon from time to time and the Lessee agrees to make, execute and deliver any such instruments as may be required subordinating this Lease to such mortgage including certificates of estoppel.

20.   Subrogation.  Each party hereto waives all claims and causes of action against the other party for any loss or damage to any of its property insured under valid insurance policies to the extent recovery is collectable thereunder; provided, however, that this waiver shall apply only when permitted by the applicable policy of insurance.  Each party further agrees to use its best efforts to have any and all fire, extended coverage or other casualty insurance policies which may be carried contain a subrogation clause which provides that this insurance shall not be invalidated should the insured waive, in writing prior to a loss, any or all right of recovery against any party for loss occurring to the property described herein.

21.   Assignment or Subletting.  Lessee will not assign this Lease, and will not sublet any part of the Premises without the consent in writing of the Lessor, which consent is within Lessor’s sole discretion.  Lessee does hereby agree that if the Lessee shall be declared bankrupt, shall have a receiver appointed of its property, shall make an assignment for benefit of creditors or its rights hereunder shall be taken under execution, it shall be construed as an assignment of this Lease within the meaning thereof.  Any assignment of this Lease, without the prior written consent of the Lessor shall be considered an act of default and subject to the remedies provided Lessor in Section 17 of this Lease.

22.   Indemnity.  Lessee agrees to indemnify and hold Lessor harmless from any and all claims for damages or injury to persons or property or the loss of property relating to or arising out of the Premises or the Lessee’s use of the Premises, except for claims for damage or injury occasioned by Lessor’s neglect or failure to perform its obligations under the terms of this Lease.

23.   Signs.  That no sign, advertisement or notice will be placed or painted on any part of the outside of said building or Premises in such manner, style and places except as designated by the Lessor; and the Lessor reserves the right to remove all others at the expense of the Lessee.

24.   Access.  Lessor reserves the right to enter upon the Premises at all reasonable hours for the purpose of inspecting the same, or of making repairs, additions or alterations to the building in which the Premises are located, to exhibit the Premises to prospective tenants, purchasers or others, to display during the last ninety (90) days of the term, without hindrance or molestation by Lessee, “For Rent” or similar signs on windows or doors in the Premises.  The exercise by Lessor of any of its rights under this Section shall not be deemed an eviction of disturbance of Lessee’s use and possession of the Premises.

25.   Condition of the Premises.  It is mutually agreed and understood that all of the improvements installed or contemplated by this Lease are adequate and satisfactory to meet the needs of the Lessee herein.  That any improvements, leasehold equipment and/or labor hereafter required under any Federal, State or Municipal statute or ordinance shall be provided by and at the expense of Lessee and that said Lessee shall hold the Lessor and the real estate harmless of any claims arising therefrom, and that said remodeling, improvement and/or leasehold equipment so required and installed shall inure to the benefit of the Lessor upon the termination of this Lease, unless otherwise agreed to in writing between the parties.

26.   Notices.  All notices, consents, demands and request which may be or are required to be given by either party to the other, shall be in writing, and shall be deemed given or served when deposited in the United States mail by registered or certified mail, postage prepaid, addressed as follows:

To Lessor at:	Sten Corporation

To Lessee at:	OLD Holdings, LLC
13828 Lincoln St. NE
Ham Lake, MN 55304

Such addresses may be changed from time to time by either serving notices as above provided.

27.   Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between Lessor and Lessee, it being expressly understood and agreed that neither the method of computation of rent nor any other provisions contained in this Lease nor any act or acts of the parties hereto shall be deemed to create any relationship between Lessor and Lessee other than the relationship of landlord and tenant.

28.   No Recordation.  The parties agree that this Lease shall not be recorded.

29.   All Agreements Included.  This Lease (and that certain Purchase Agreement between the parties dated August    , 2005) embodies all the agreements between the parties hereto respecting the Premises hereby leased.  All subsequent changes and modifications to be valid shall be embodied within a written instrument duly executed by the parties hereto.

30.   Paragraph Headings.  The headings of the several paragraphs contained herein are for convenience only and do not define, limit or construe the contents, construction or meaning of the provisions of this Lease.

31.   Laws of Minnesota.  The laws of the State of Minnesota shall govern the validity, performance and enforcement of this Lease.

32.   Saving Clause.  The invalidity or unenforceability of any provision of this Lease shall not affect or impair the validity of any other provision.

33.   Successors and Assigns.  All of the terms, covenants, provisions and conditions of this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

34.   Deposit.  Lessee concurrently with the execution of this Lease, has deposited with Lessor the sum of $25,000.00 as earnest money, pursuant to the Purchase Agreement to which this Lease Agreement is appended as Exhibit C.  The receipt of said deposit is hereby acknowledged by Lessor, and said sum shall be retained by Lessor as security for the payment by Lessee of the rents herein agreed to be paid by Lessee and for performance by Lessee of the terms and covenants of this Lease.  Lessor, at Lessor’s option, may apply said sum or any part thereof toward the payment of the rents and all other sums payable by Lessee under this Lease, and toward the performance of any of Lessee’s covenants under this Lease.  Lessor may exhaust any or all rights and remedies against Lessee before resorting to said sum.  In the event this deposit shall not be utilized for any such purposes, then such deposit shall be returned to Lessee within twenty-one (21) days after expiration of the term of the Lease.  Lessor shall not be required to pay Lessee any interest on the security deposit.

35.   Guaranty.  If so required by Lessor, Lessee’s Guarantor shall execute and deliver to Landlord upon execution of this Lease a Guaranty in the form attached hereto as Exhibit B.

IN WITNESS WHEREOF, the respective parties hereto have executed this instrument in duplicate the day and year first above written.

LESSOR:

STEN Corporation

By:

Its:

Date:

LESSEE:

OLD Holdings, LLC

By:

Its:

Date: